Exhibit 99.1

                       CHINA CABLE AND COMMUNICATION SIGNS
                              AGREEMENT TO ACQUIRE
                 A FIBER OPTIC BACKBONE NETWORK THROUGHOUT CHINA


Acquisition Includes a Two Core Fiber Optic Backbone Network Covering 410 Cities
         Nationwide with a Total Physical Length of 34,800 Km in China



Beijing, June 14, 2004 - China Cable and Communication, Inc. (OTCBB: CCCI), a leading China-based cable TV company, today announced it has entered into an agreement to acquire, in a number of phases, from Beijing Zhongminjing Technology Development Co., Ltd., through an arms length commercial transaction, a two core fiber optic backbone network covering 410 cities nationwide with a total physical length of 34,800 Km (approx. 20,880 mile) in China. This backbone network covers all 23 provinces, 5 autonomous regions, and 4 centrally administrative municipalities. Completion of this transaction is subject to due diligence and third party determination of the values upon which the purchase price will be based.

The total physical length of 34,800 Km optical fiber was laid and passed the acceptance tests set out by the Ministry of Information Industry ("MII") of the People's Republic of China in November 2000. The acceptance license was issued by MII in the same year. This fiber optics backbone network is not yet equipped with a transmission and switching system. China Cable and Communication will undertake, or will provide leases to service providers, to fully equip systems for this backbone network in order to provide support to a wide range of communication protocols and services capabilities. The construction cost of the Network is estimated at RMB 2 billion (approx. US$235 million). The final contract purchase price of this fiber optic backbone network will be based on the appraised value determined by internationally renowned valuation experts.

Kaijun Yang, Chairman of the Board of China Cable Communication said, "While the undertakings in this transaction are extensive, the fact is that upon consummation we are going to be a fiber optics backbone provider in China. This is a significant deal because we believe that we are talking about becoming one of the largest and most important communication companies in China. That makes the challenge road ahead of us in completing this transaction very worthwhile," explained Mr. Yang.

China Cable and Communication has also been selling "Set Top" cable boxes in China. The fiber optic backbone, added to the current business model, is intended to put China Cable and Communication in a new league of convergent players.

"We believe that we will not only be able to offer our current service offerings through these channels, but that we will be able to offer a host of emerging, future technologies," explained Mr. Yang. "We also intend to lease the use of this backbone to a wide range of content providers, including Voice over IP
(VoIP) companies, traditional telecommunication companies, broadcast video companies, and high speed Internet companies. Ultimately our goal will not to only lease out a portion of the backbone bandwidth, but to work it out so our current subscriber base can have access to these leased services as well."

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With most of the population of China spread out, and phone and cable services not readily available to every citizen, it is critical that a cable/communication company finish what has been started. While the Company is at its infancy in market penetration, we believe that it is already being viewed as a true pioneer of the convergent communications and content delivery infrastructure of China.

"It's critical for our shareholders to understand what it means to own a backbone network like this. Content providers will have to lease bandwidth like ours if they want to use a high speed pipe. We think it's like being AT&T in the United States. At one point in time they weren't the largest telecommunications company either, but now everyone knows who they are. We're not the largest company either, but we don't think it's too bold of us to use AT&T as an example of where we set our goals in terms of size and importance of our role in the development in the 9 billion dollar telecommunications industry in China," said Mr. Yang. "It is with this relationship we hope to begin to make China feel like a much smaller country by giving all of our citizens the ability to instantly connect with the rest of the country, and the world. It appears to us that we're talking about nothing less than the connectivity of China and the beginning of a massive technology convergence in what we think is the most dynamic growth economy in the world."

As an indication of what's going on in the world of broadband convergence, TiVO recently announced it has plans to bring streaming media from the internet to the house using its set top box and technology, which is nearly ready for market. This will give the consumer a broader choice of programming and will open up the portals of convergence, using your TV as a form of communication.

"This is the fourth electronic video service, and it is an alternative to cable, satellite and broadcast television," said Tom Wolzien, an analyst at Bernstein Investment Research and Management, in speaking about broadband convergence in general. Those traditional services, Mr. Wolzien said, "have been the monster gatekeepers, but this is a way for content providers to get past them", added in Wolzien in again referring to broadband convergence.

Giants like Microsoft are also getting in the game. They recently announced the formation of Microsoft TV as a new company at the CES show in January 2004.

"We believe that Microsoft TV's vision of this future is the same," stated Mr. Yang. "Converge all of today's broadcasted video and audio content with all of today's communications and delivery mechanisms, and pipe it right into any type of set top receiver. Let the consumers decide where and how they want to be entertained and informed. This is no longer video-on-demand, or audio-on-demand. This is content-on-demand. China Cable Communications is committed to bringing this future to China. We intend to be the content-on-demand backbone for China."

Microsoft TV is running two small trials of the technology in Canada and Switzerland, and sees a broad range of potential.

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Whether Internet delivery of programming will be a serious threat in the near future to traditional broadcasters remains a matter for debate among industry executives. In any event, they also expect to capitalize on the new technology. As Steve Burke, president of Comcast Cable, the largest cable operator in the United States, said recently in a phone interview, "We're big believers that the Internet is the future."

"It's obvious what's happening in our industry," pointed out Mr. Yang, "It appears to us that Microsoft and Comcast and other pace-setting corporations believe that it is possible to deliver broadcast quality television capable of rivaling today's cable and satellite programming by using commonly available standard telephone lines, as part of what are called digital subscriber line, or DSL services, as well as with the superior speed and bandwidth of fiber optic networks. It's important to not lose sight of the names and types of companies that are diligently researching and developing this technology sector. Keep on eye on the players. We intend that our backbone will be delivering their content," concluded Mr. Yang.

About China International Telecommunication Construction Corporation

China International Telecommunication Construction Corporation (CITCC), enjoying Class A qualification of prime-contract on Telecom projects, is the largest and most comprehensive enterprise with powerful engineering and hi-tech capability in the field of Telecom engineering and constructions in China. It is one of the nineteen largest construction enterprises nationwide, and also one of the hundred strongest enterprises in the construction industry across the country.

About China Cable and Communication

China Cable and Communication, Inc. is a China-based cable TV company. Through its British Virgin Island subsidiary, the Company is the first foreign company to own and operate a cable television network in China.

Located 85 miles south of Beijing, the network currently offers 39 channels within the Baoding city limits and eight additional channels to outer areas in the Baoding metropolitan area. It transmits in both analog and digital over its fiber optic network and through 22 substations. With its fiber optic network, Baoding network is capable of transmitting 37 analog television programs, six digital signals and one FM music program. In addition to its cable television transmission services, Baoding network offers Internet access and value added services, such as broadband Internet access and on-demand services through its proprietary set-top boxes.

China Cable and Communication is well positioned as a foreign investor approved by The State Administration of Radio, Film and Television ("SARFT"), China's national regulatory authority for the broadcasting industry, to own interests in and provide operational management support to cable television networks in the People's Republic of China (PRC). The SARFT approval together with the trading of CCCI's common stock in the US, provide CCCI with a favorable advantage in access to foreign capital. China Cable and Communication, Inc. trades in the United States, under the ticker symbol CCCI, in order to provide U.S. investors with the opportunity to invest in a company that owns interests in a PRC cable television network. For more information, please visit www.chinacable.us.

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CONTACTS:

George Raney, Executive Director of China Cable & Communication, Inc.
310-301-0082


The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Some of these include, but are not limited to, our availability of capital, political occurrences and events in China, the terms of our 8% convertible preferred stock, operations of the Baoding joint venture, demand for the products of the Baoding joint venture, the economy of China, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks described in other documents the Company files from time to time with the Securities and Exchange Commission, including Amendment No. 1 to the Form SB-2 registration statement filed with the Securities and Exchange Commission on December 8, 2003, the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as well as the Quarterly Reports and Current Reports on Form 8-K by the Company.